Exhibit 8.1
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
December 15, 2009
Chrysler Financial Services Americas LLC
27777 Inkster Road
Farmington Hills, Michigan 48334

Re:	Chrysler Financial Services Americas LLC Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special New York counsel to Chrysler Financial Services Americas LLC, a Michigan limited liability company (the “Company”), in connection with the filing of a registration statement under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of the Company’s asset backed notes and asset backed certificates in an aggregate principal amount of up to $18,759,500,000.
     We hereby confirm that the discussion of United States Federal income tax matters contained in the Registration Statement under the heading “Federal Income Tax Consequences,” to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations set forth therein, is our opinion.
     We express no opinion as to any laws other than the federal income tax laws of the United States of America.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the Prospectus contained in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

     This opinion is furnished to you in connection with the filing of the Registration Statement. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,
/s/ Milbank, Tweed, Hadley & McCloy LLP
Milbank, Tweed, Hadley & McCloy LLP

BK/JKG

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